 Exhibit 99.4

Maguire Properties, Inc.
355 S. Grand Avenue, Ste. 3300
Los Angeles, California  90071

July 1, 2008

Mr. Shant Koumriqian
***
***

Re:           Amendment to Employment Terms

Dear Shant:

The following sets forth Amendment No. 1 to the employment letter agreement (the “letter agreement”), dated as of January 17, 2008, between you and Maguire Properties, Inc. and Maguire Properties, L.P. (together, the “Company”), which amendment shall be effective as of July 1, 2008.  From and after the effective date, you and the Company agree that the letter agreement shall be subject to the following terms:

1.	Section 2 of the letter agreement is amended to read in its entirety as follows:

“Base Compensation.  During your employment with the Company, the Company will pay you a base salary of $250,000 per year, less payroll deductions and all required withholdings, payable in accordance with the Company’s normal payroll practices and prorated for any partial month of employment.  Your base salary may be subject to adjustment pursuant to the Company’s policies as in effect from time to time.”

2.	Section 3 of the letter agreement is amended to read in its entirety as follows:

“Annual Bonus.  In addition to the base salary set forth above, you will be eligible to participate in the Company’s incentive bonus plan applicable to similarly situated employees of the Company.  The amount of your annual bonus will be based on the attainment of performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan, your target annual bonus will be 60% of your annual base salary for such year.”

3.	Except as set forth herein, the letter agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

Please confirm your agreement to the foregoing by signing below.

Sincerely,

Maguire Properties, Inc.,
a Maryland corporation

By:	/s/ NELSON C. RISING
Name:	Nelson C. Rising
Title:	President & CEO

Maguire Properties, L.P.,
a Maryland limited partnership

By:	Maguire Properties, Inc.
Its:	General Partner

By:	/s/ NELSON C. RISING
Name:	Nelson C. Rising
Title:	President & CEO

Accepted and Agreed,
This 1st day of July, 2008.

By:	/s/ SHANT KOUMRIQIAN
Shant Koumriqian